As filed with the Securities and Exchange Commission on May 14, 1998.
                                             Registration No. 333-_____________
-------------------------------------------------------------------------------

                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                            ------------------------------
                                       FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------------

                             MEDICAL GRAPHICS CORPORATION
                (Exact name of registrant as specified in its charter)
               MINNESOTA                          41-1316712
     (State or other jurisdiction of         (I.R.S. Employer
     incorporation or organization)          Identification No.)
                                350 OAK GROVE PARKWAY
                             SAINT PAUL, MINNESOTA  55127
                (Address of Principal Executive Offices and zip code)
                            ------------------------------

             MEDICAL GRAPHICS CORPORATION 1987 STOCK OPTION PLAN
  MEDICAL GRAPHICS CORPORATION RESTATED NON-EMPLOYEE DIRECTOR COMPENSATION PLAN
                              (Full title of the Plans)
                            ------------------------------
                                                  Copy to:
          Glenn D. Taylor, President              Thomas G. Lovett, IV
          Medical Graphics Corporation            Kristin L. Johnson
          350 Oak Grove Parkway                   Lindquist & Vennum P.L.L.P.
          Saint Paul, Minnesota 55127             4200 IDS Center
          (612) 484-4874                          Minneapolis, MN  55402
          (Name, address and telephone            (612) 371-3270
           number, including area code,
           of agent for service)
                            ------------------------------

                           CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
 Title of Securities to be Registered                      Amount to be        Proposed          Proposed        Amount of
                                                           Registered          Maximum           Maximum         Registration
                                                                               Offering          Aggregate       Fee
                                                                               Price Per         Offering
                                                                               Share             Price
-------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.05 par value to be issued pursuant to     250,000             $4.375(1)         $1,093,750(1)    $323
 Medical Graphics Corporation 1987 Stock Option Plan and
 Restated Non-Employee Director Compensation Plan
-------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company's Common Stock on the Nasdaq SmallCap Market on May 8, 1998.

                           INCORPORATION OF CONTENTS OF
                        REGISTRATION STATEMENT BY REFERENCE

     Registration Statements on Form S-8 (File Nos. 33-15765, 33-47993, 333-14295 and 333-32469) were filed with the Securities and Exchange Commission ("SEC") covering the registration of shares authorized for issuance under the Company's 1987 Stock Option Plan (the "1987 Plan"). In addition, Registration Statements on Form S-8 (File Nos. 33-80596 and 333-41725) were filed with the SEC covering the registration of shares authorized for issuance under the Company's Restated Non-Employee Director Compensation Plan (the "Director Plan"). The above Registration Statements covering 900,000 and 250,000 shares, respectively, are currently in effect. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 50,000 and 200,000 shares authorized for issuance under the 1987 Plan and Director Plan, respectively. This Registration Statement should also be considered a post-effective amendment to the previously filed Registration Statements. The contents of the previously filed Registration Statements are incorporated herein by reference.

                                        PART I

     Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                       PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Annual Report of the Company on Form 10-KSB for the fiscal year ended December 31, 1997.

     (b) The Quarterly Report of the Company on Form 10-QSB for the quarter ended March 31, 1998.

     (c) The Definitive Proxy Statement dated April 13, 1998 for the Annual Meeting of Shareholders held on May 13, 1998.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the completion or termination of this offering of shares of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

The current description of the Company's Common Stock is as follows:

     COMMON STOCK. The Company has one class of Capital Stock registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), Common Stock, $.05 par value. The Company is authorized to issue up to 9,500,000 shares of Common Stock. No share of Common Stock is entitled to preference over any other share, and each share is equal to any other share in all respects. Holders are entitled to one vote for each share held of record at each meeting of shareholders. In any distribution of capital assets, whether voluntary or involuntary, holders are entitled to receive pro rata the assets remaining after creditors have been paid in full. Holders of Common Stock have no preemptive rights. The outstanding shares are, and the Common Stock offered hereby upon payment therefore will be, fully paid and nonassessable.

     CUMULATIVE VOTING. There is no cumulative voting for the election of directors. Accordingly, the owners of a majority of shares of Common Stock outstanding may elect all of the directors, if they choose to do so, and the owners of the balance of such shares will not be able to elect any directors.

     DIVIDEND POLICY. The Company has adopted the policy of retaining all of its earnings to finance the growth of its business and, accordingly, does not anticipate payment of any dividends in the foreseeable future.

     CLASS A STOCK. The Class A Stock has a liquidation preference of $3.375 per share. Each Class A share is currently convertible into one share of Common Stock and has voting rights equal to the Common Stock into which it is convertible. The Company has a total of 444,445 shares of Class A Stock outstanding of 500,000 shares authorized for issuance.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Articles of Incorporation provide that a director is not liable to the Company or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date such indemnification provision became effective. Provisions regarding indemnification of officers and directors of the Company are also contained in Section 45 of the Company's Bylaws.

     Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties, fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and Minnesota Statutes, Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment or reimbursement by the corporation, upon written request, of reasonable expenses (including attorneys' fees) incurred by a person in advance of the final disposition of a proceeding in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

     In addition, the Company has entered into indemnification agreements with each of its directors and officers, which agreements provide for indemnification to the full extent permitted by Minnesota law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.  (Filed electronically herewith)


   EXHIBIT
   ------
     4.1   Medical Graphics Corporation 1987 Stock Option Plan, as amended
     4.2   Medical Graphics Corporation Restated Non-Employee Director
           Compensation Plan, as amended
     5.1   Opinion of Lindquist & Vennum P.L.L.P
     23.1  Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)
     23.2  Consent of Deloitte & Touche LLP
     24.1  Power of Attorney (included on signature page)

ITEM 9. UNDERTAKINGS.

(a)  The Company hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul, State of Minnesota, on May 13, 1998.

                                 MEDICAL GRAPHICS CORPORATION


                                 By  \s\ Glenn D. Taylor
                                   ---------------------------------------
                                         Glenn D. Taylor, President and
                                         Chief Executive Officer


                              POWER OF ATTORNEY

     The undersigned officers and directors of Medical Graphics Corporation hereby constitute and appoint Glenn D. Taylor and Mark W. Sheffert, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on May 13, 1998.


SIGNATURE


   \s\ Glenn D. Taylor
--------------------------------------------
Glenn D. Taylor, President,
Chief Executive Officer
(Principal Executive Officer) and Director


   \s\ Dale H. Johnson
--------------------------------------------
Dale H. Johnson, Chief Financial
Officer (Principal Financial
Officer)

   \s\ Mark W. Sheffert
--------------------------------------------
Mark W. Sheffert, Chairman


   \s\ Anthony J. Adducci
--------------------------------------------
Anthony J. Adducci, Director


   \s\ Gerald T. Knight
--------------------------------------------
Gerald T. Knight, Director


   \s\ W. Edward McConaghay
--------------------------------------------
W. Edward McConaghay, Director


   \s\ Donald C. Wegmiller
--------------------------------------------
Donald C. Wegmiller, Director


   \s\ John C. Penn
--------------------------------------------
John C. Penn, Director


   \s\ John D. Wunsch
--------------------------------------------
John D. Wunsch, Director